Exhibit 10.3

EXECUTION COPY

SHARE CHARGE

Dated 9 May 2013

MBIA INSURANCE CORPORATION

as chargor

and

BLUE RIDGE INVESTMENTS, L.L.C.

as chargee

THIS SHARE CHARGE is made by way of Deed (the “Deed”) on 9 May 2013

BETWEEN

MBIA INSURANCE CORPORATION, a stock insurance corporation organized under the laws of the State of New York (the “Chargor”); and

BLUE RIDGE INVESTMENTS, L.L.C., a Delaware limited liability company, as agent and trustee for the Loan Agreement Secured Parties (as defined below) (the “Chargee”),

each being a “party” and together being “parties”.

RECITALS

A.	The Chargor and the Chargee are party to a Loan Agreement, dated as of 6 May 2013 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), between the Chargor, as borrower, and the Chargee, as lender.

B.	The Chargor has requested that Chargee make loans to the Chargor under the Loan Agreement in an aggregate amount of up to $500,000,000 (collectively, the “Loans”).

C.	The Chargee has agreed to make available to the Chargor the Loans upon the terms and conditions set forth in the Loan Agreement and the other Loan Documents.

D.	As part of the consideration for the Chargee’s agreement to enter into the Loan Agreement to make the Loans available to the Chargor, the Chargor has agreed to execute and deliver this Deed. It is intended that this document take effect as a deed notwithstanding the fact that a party may only execute this document under hand.

THIS DEED WITNESSES as follows:

1.	Interpretation

1.1	The recitals above are an integral part of this Deed.

1.2	Terms defined in the Loan Agreement shall, unless defined in this Deed, have the same meaning when used in this Deed, and in addition (unless otherwise specified):

“Act”	means the Law of Property Act 1925;

“Business Day”	means any day (other than a Saturday or a Sunday) on which banks are open in London and New York for a full range of business;

“Company”	means MBIA UK (Holdings) Limited, a company incorporated under the laws of England and Wales with company number 04808006;

“Encumbrance”

means a mortgage, charge, pledge, lien or other encumbrance securing any obligation of any person or any arrangement under which money held with a bank or other financial institution may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any person or any other type of preferential arrangement (including any title transfer and retention arrangement) having a similar effect;

“Enforcement Event”	means an Event of Default which is continuing;

“Financial Collateral Legislation”	means:
(a) the Financial Collateral Arrangements Directive (2002/47/EC); and

(b) the Financial Collateral Arrangements (No. 2) Regulations 2003 (SI 2003/3226);

“Loan Agreement”	shall have the meaning assigned thereto in the recitals;

“Loan Agreement Secured Parties”	means each Lender from time to time party to the Loan Agreement and any agent appointed thereunder on behalf of such Lender;

“PRA”	means the UK Prudential Regulation Authority;

“Receiver”

means a receiver or receiver and manager or, where permitted by law, an administrative receiver of all or any part of the Security Assets and including any appointee made under a joint and/or several appointment;

“Related Assets”	means all present and future:

(a) dividends, distributions, interest and other monies paid or payable in relation to the Shares; and

(b)

rights, benefits, properties and proceeds accruing, offered or issued in relation to the Shares (whether by way of redemption, bonus, preference, option, substitution, exchange, conversion or otherwise, under option rights or otherwise);

“Reservations”

means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, the time barring of claims under legislation, the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of UK stamp duty may be void, defences of set-off or counterclaim and similar principles, rights and defences under the laws of any jurisdiction in which relevant obligations may have to be performed;

“Secured Liabilities”	means the Obligations.

“Security”	means the security created or intended to be created under this Deed;

“Security Assets”	means all assets which are the subject of the Security, including the Shares and the Related Assets;

“Security Period”

means the period beginning on the date of this Deed and ending on the date on which all the Secured Liabilities have been paid and discharged in full (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted);

“Shares”

means the shares in the issued share capital of the Company specified in Schedule 1 held by, to the order or on behalf of the Chargor, including for the avoidance of doubt any shares which shall be issued by the Company to the Chargor from time to time, regardless of the reason of such issuance, whether by way of substitution, replacement, dividend or in addition to the shares held on the date hereof, whether following an exchange, division, free attribution, contribution in kind or in cash or for any other reason, in which case such shares shall immediately be and become subject to the Security; and

“Trustee Acts”	means both the Trustee Act 1925 and the Trustee Act 2000 of England and Wales.

1.3	In this Deed (unless otherwise specified):

(a)	any reference to a Clause is to a clause of this Deed and a reference to a paragraph is to a paragraph of the Clause in which it appears;

(b)

any reference to a person includes any individual, firm, partnership, company, corporation, joint venture, consortium, association, organisation, government, state, foundation and trust (in each case whether or not having separate legal personality);

(c)	any reference to a person includes a reference to that person’s (and any subsequent) successors and any permitted transferees and assignees in accordance with their respective interests;

(d)	any reference to an individual includes his or her estate and personal representatives;

(e)	any reference to losses includes losses, actions, damages, claims, proceedings, costs, demands, expenses (including fees) and liabilities.

(f)	any reference to time is to London time;

(g)	any reference to a statute, statutory provision or subordinate legislation (“legislation”) includes references to:

(i)	that legislation as re-enacted or amended by or under any other legislation before or after the date of this Deed;

(ii)	any legislation which that legislation re-enacts (with or without modification); and

(iii)

any subordinate legislation made under that legislation before or after the date of this Deed, as re-enacted or amended as described in paragraph (i), or under any legislation referred to in paragraph (ii);

(h)

any reference to this Deed, any Loan Document or any other agreement or document shall be construed as a reference to this Deed or, as the case may be, such Loan Document, other agreement or document as the same may have been, or may from time to time be, amended, waived, varied, refinanced, novated or supplemented (including any supplement to a Loan Document providing for further advances);

(i)	any use of the singular includes the plural and vice versa; and

(j)	any use of any gender includes the other genders.

1.4	The index to and the headings in this Deed are inserted for convenience only and are to be ignored in construing this Deed.

1.5	Unless the context otherwise requires, a reference to a Security Asset includes the proceeds of sale of that Security Asset.

1.6

Failure by one or more parties to execute this Deed on the date hereof shall not invalidate the provisions of this Deed as between the other parties who do execute this Deed. Such non-signatories may execute this Deed on a subsequent date and shall thereupon become bound by its provisions.

1.7	This Deed is intended to take effect as a financial collateral arrangement for the purpose of the Financial Collateral Legislation.

2.	Covenant and charge

2.1	The Chargor shall discharge and pay each of the Secured Liabilities in the manner provided for in the Loan Documents when they fall due.

2.2

As continuing security for the due and full payment, discharge and performance of the Secured Liabilities, the Chargor agrees to charge, and hereby charges the Security Assets in favour of the Chargee by way of a first fixed charge and with full title guarantee.

3.	Perfection of the Security

The Chargor shall promptly and, in any event, within five Business Days of the Closing Date, and at its own expense:

(a)

deposit with the Chargee (or as it shall direct) any share certificates or other documents evidencing an entitlement to the Shares, together with share transfer forms relating to the Shares duly executed by it with the name of the transferee left blank and undated, received on or after the date of this Deed on the basis that the Chargee shall be able to hold such documents of title and stock transfer forms until the end of the Security Period, and shall be entitled, at any time after an Enforcement Event has occurred, to complete, under its power of attorney given in this Deed, the share transfer forms on behalf of the Chargor in favour of itself or such other person as it shall elect;

(b)

deposit with the Chargee (or as it shall direct) any other documents relating to the Security Assets which the Chargee may reasonably require to enable the Chargee to be registered as the owner of, or otherwise obtain legal title to, the Security Assets; and

(c)	terminate all nominations it may have made in respect of any Security Assets, and pending such termination procure that any person so nominated:

(i)	shall not exercise any rights, powers or remedies in respect of the Security Assets without the prior written approval of the Chargee; and

(ii)	shall forward to the Chargee all communications and other information received by it in respect of the Security Assets.

4.	Voting rights and dividends

4.1	If no Enforcement Event is subsisting:

(a)	the Chargor shall be entitled to receive and retain all dividends, distributions, interest and other monies paid on or derived from the Security Assets; and

(b)

the Chargor shall be entitled to exercise all voting rights and other rights and powers attaching to the Security Assets, provided that it shall not exercise such rights and powers in a manner which would materially and adversely affect the interests of the Chargee or the validity or enforceability of the Security Assets or cause an Event of Default to occur.

4.2

At any time while an Enforcement Event is subsisting, the Chargee shall be entitled, immediately, in its absolute discretion and without prior notice to the Chargor or prior authorisation from the Chargor or any court (subject to the terms of the Loan Agreement) to:

(a)	apply all dividends, distributions, interest and other monies paid on or derived from the Security Assets in accordance with Clause 11 of this Deed;

(b)	exercise (or refrain from exercising) any voting rights attaching to the Security Assets; and

(c)

exercise (or refrain from exercising) the powers and rights conferred on or exercisable by the legal or beneficial owner, holder or bearer of the Security Assets including (without limitation) all rights and powers given to trustees by the Trustee Act or otherwise available to a secured creditor and the right, in relation to the Company, to concur or participate in:

(i)

the reconstruction, amalgamation, sale or other disposal of such Company or any of its assets or undertaking (including the exchange, conversion or reissue of any shares or securities as a consequence thereof),

(ii)	the release, modification or variation of any rights or liabilities attaching to any Security Assets, and

(iii)	the exercise, renunciation or assignment of any right to subscribe for any Security Assets,

in each case in the manner the Chargee thinks fit, and the proceeds of any such action shall form part of the Security Assets.

5.	Representations

The Chargor represents and warrants to the Chargee as of the date of this Deed that:

(a)	the Shares are fully paid up and are not subject to any option to purchase or similar rights;

(b)	the Shares represent 65% of the issued share capital of the Company and no person has any option, warrant or other similar right to subscribe for any shares of the Company;

(c)

it is the sole beneficial legal owner of the Shares with full title guarantee and is entitled, subject to this Deed, to transfer the Shares with full title guarantee free from all Encumbrances and together with all rights attaching to them;

(d)

it is the sole legal and beneficial owner with full title guarantee of all the Security Assets free from all Encumbrances (except as created under this Deed) and together with all rights attaching to them;

(e)	the constitutional documents of the Company do not:

(i)	restrict or inhibit any transfer of the Shares or creation or enforcement of the Security; or

(ii)	contain any rights of pre-emption;

(f)

subject to the Reservations, this Deed constitutes a legal, valid and binding obligation on it and creates a valid Encumbrance on the Security Assets and is not liable to be avoided or otherwise set aside on its liquidation, administration or otherwise;

(g)	it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance of and delivery of, this Deed;

(h)	all necessary authorisations to enable it to enter into this Deed have been obtained and remain in full force and effect;

(i)

it has not suspended or threatened to suspend payment of its debts, is not unable to pay his debts as they fall due, has not admitted inability to pay its debts and is not deemed either unable to pay its debts or as having no reasonable prospect of doing so;

(j)	there is no breach of any law or regulation which materially and adversely affects the Security Assets;

(k)	as at the date of this Deed, all stamp or registration duty or similar Tax or charge that is due in its jurisdiction of incorporation in respect of this Deed, if any, has been paid;

(l)	its:

(i)	irrevocable submission under this Deed to the jurisdiction of the courts of England;

(ii)	agreement that this Deed is governed by English law; and

(iii)	agreement not to claim any immunity to which it or its assets may be entitled,

are legal, valid and binding under the laws of its jurisdiction of incorporation; and

(m)	any judgment obtained in England will be recognised and be enforceable by the courts of its jurisdiction of incorporation.

The representations set out in this Deed are made on the date of this Deed. Each representation under this Deed is deemed to be repeated by the Chargor on the date of each request for a Loan to be made, each Borrowing Date and each Interest Payment Date. When a representation is repeated, it is deemed to be repeated in all material respects (without duplication of any materiality qualifier contained therein) and it is applied to the circumstances existing at the time of repetition, in each case except to the extent such representation expressly relates to an earlier date.

6.	Restrictions on dealing

6.1	During the Security Period, the Chargor undertakes to the Chargee that it shall not at any time except with the prior written consent of the Chargee:

(a)

sell, transfer, lend, assign or dispose of any interests created or intended to be created by this Deed or by law over the Security Assets (or otherwise purport to do so), save as otherwise expressly contemplated or required by the Loan Documents;

(b)	nominate any person (other than the Chargee) to enjoy any benefits derived from, or otherwise exercise any rights, powers, remedies, obligations or authorities in relation to, the Security Assets;

(c)	create, grant or permit to subsist any Encumbrance (other than any Encumbrance created by this Deed) over the Security Assets; or

(d)	cause or permit that any further shares in the share capital of the Company be issued unless such further shares constitute part of the Security.

6.2

Any shares or other rights received in exchange for Shares or other Security Assets or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets, shall be and become part of the Security without any further action.

6.3

The Chargor shall not do, or permit to be done, any act that would materially depreciate, jeopardise or otherwise prejudice the Security, or diminish the value of any of the Security Assets or the effectiveness of the Security.

6.4

While an Enforcement Event is subsisting, the Chargee shall do all such acts or execute all such documents as is reasonably required by the Chargor for the purpose of the enforcement of the Security, including, without limitation, such actions or execution of such documents as may be necessary to obtain approval from the PRA to a transfer, sale or other disposal of the Shares pursuant to Clause 10.2.

7.	Calls and other obligations

7.1

The Chargor shall promptly pay all calls or other payments which may become due in respect of any of the Security Assets and, if it fails to do so, the Chargee may, following 14 days’ notice of such non-payment to the Chargor, elect to make such payments on behalf of the Chargor. Any sums so paid by the Chargee shall be repayable by the Chargor to the Chargee on demand together with interest at the Default Rate from the date of such payment by the Chargee and pending such repayment shall form part of the Secured Liabilities.

7.2

The Chargor shall promptly copy to the Chargee and comply with all requests for information which is within its knowledge and which are made under any law (including, without limitation, sections 793, 820, 821, 822, 823, 824 and 825 of the Companies Act 2006) or any similar provision contained in any articles of association or other constitutional document relating to any of the Security Assets and, if it fails to do so, the Chargee may elect to provide such information on behalf of the Chargor.

7.3	The Chargor shall remain liable to observe and perform all of the other conditions and obligations assumed by it in respect of any of the Security Assets.

7.4

The Chargee shall not be required to perform or fulfil any obligation of the Chargor in respect of the Security Assets or to make any payment, or to make any enquiry as to the nature or sufficiency of any payment received by it or the Chargor, or to present or file any claim or take any action to collect or enforce the payment of any amount to which it may have been or to which it may be entitled under this Deed at any time.

8.	Preservation of Security

8.1	Until released by the Chargee, the Security shall:

(a)

be a continuing security and shall not be considered as satisfied, discharged or prejudiced by any intermediate payment or settlement of all or any part of the Secured Liabilities or any other act, matter or thing but shall remain in full force and effect to secure the ultimate balance of the Secured Liabilities; and

(b)

be cumulative to and shall neither be merged with nor in any way exclude, prejudice or be affected by any other Encumbrance now or subsequently held by the Chargee for all or any of the Secured Liabilities or by any rights, powers and remedies otherwise provided by law.

8.2

Neither the obligations of the Chargor contained in this Deed nor the security interests, powers, rights, remedies and obligations created under or intended to be created under this Deed or by law for the benefit of the Chargee shall be discharged, impaired, waived or otherwise affected by:

(a)

any amendment, variation, extension, compromise, renewal, release of, refusal or neglect to perfect or enforce any act, omission, circumstances, terms of the Loan Documents, rights, powers or remedies against the Chargor or any other person;

(b)	any refusal, delay, failure or neglect to take all or any part of the security contemplated by the Loan Documents, or otherwise agreed to be taken;

(c)

any refusal, delay, failure or neglect to realise or perfect the value of, or any release, discharge, exchange or substitution of, any security taken in respect of the obligations of the Chargor or any other person under the Loan Documents;

(d)	any refusal, delay, failure or neglect to perfect or enforce, any terms of the Loan Documents or any rights or remedies against, or any security granted by, the Chargor or any other person;

(e)	any other exercise or failure to exercise any powers, rights, remedies and obligations under this Deed or by law;

(f)

any irregularity, invalidity or unenforceability of any obligations of any person under the Loan Documents or any other document or security to the intent that the Chargor’s obligations under this Deed and this Security shall remain in full force and this Deed shall be construed as if there were no such irregularity, invalidity or unenforceability;

(g)

any legal limitation, disability, incapacity or other circumstances relating to the Chargor, any guarantor or any other person under the Loan Documents or any amendment to or variation of the terms of the Loan Documents or any other deed, document or security; or

(h)

any other act, event or omission (whether or not known to the Chargor or the Chargee) which might operate to discharge, impair, suspend, vary, waive or otherwise affect any of either the obligations of the Chargor contained in this Deed or derived from the law, any rights, powers and remedies conferred on the Chargee by this Deed or by law, and the interests created or intended to be created by this Deed or by law over the Security Assets.

9.	Powers of the Chargee

9.1	Remedy

The Chargee shall be entitled (but shall not be obliged) to remedy, at any time, a breach by the Chargor of any of its obligations contained in this Deed, and the Chargee irrevocably authorises the Chargee and its agents to do all such things as are necessary or desirable for that purpose.

9.2	Appropriation under the Financial Collateral Legislations

(a)

At any time while an Enforcement Event is subsisting, the Chargor may appropriate all or part of the financial collateral in or towards the satisfaction of the Secured Liabilities. In this Deed, “financial collateral” means any part of the Security Assets which fall within the definition of financial collateral in the Financial Collateral Legislation.

(b)

For the purpose of this Clause, the parties agree that the value of such financial collateral so appropriated shall be the market price of the relevant Security Assets determined by the Chargor by reference to an independent valuation prepared by a properly qualified valuer as the Chargee may reasonably select to identify the market value of the financial collateral. In each case, the parties agree that the method of valuation provided for in this Deed shall constitute a commercially reasonable method of valuation for the purpose of the Financial Collateral Legislation.

9.3	Mortgagee in possession

The Chargee shall not, by reason of it taking any action permitted by this Deed or it taking possession of all or any part of the Security Assets, be liable to account as mortgagee in possession or be liable for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable.

10.	Enforcement of the Security

10.1

At any time while an Enforcement Event is subsisting and in addition to the rights and powers granted to it under Clause 4.1(b), the Chargee shall be entitled, immediately, in its absolute discretion and without prior notice to the Chargor or prior authorisation from any court, to enforce all or any part of the Security and to exercise any powers and rights conferred on or exercisable by the legal or beneficial owner, holder or bearer of the Security Assets, including (without limitation) all powers and rights given to trustees by the Trustee Acts or otherwise available to a secured creditor, and the right to:

(a)	take possession of and hold all or any part of the Security Assets;

(b)	transfer all or any part of the Security Assets into the name of the Chargee or such nominee(s) of the Chargee as it requires;

(c)	sell or otherwise dispose of all or any part of the Security Assets (at the times, in the manner and on the terms it thinks fit); and

(d)	collect, recover or compromise and give a good discharge for any monies payable to the Chargor in respect of all or any part of the Security Assets,

in each case in the manner the Chargee thinks fit, and the proceeds of any such action shall form part of the Security Assets.

10.2

For so long as the Company has a direct subsidiary which is an entity regulated by the PRA, then notwithstanding Clause 9.2 and Clause 10.1 hereof, the Chargee shall not take possession, transfer, sell or otherwise dispose of (i) 10% or more of the Shares, (ii) 10% or more of the voting rights in the Company or (iii) all or any proportion of Shares or voting rights in the Company as a result of which the Chargee (or its nominee) would be able to exercise significant influence over any such subsidiary regulated by the PRA, in each case without the prior approval of the PRA, unless the statutory period for the PRA providing such approval has expired.

10.3

The powers conferred on mortgagees, receivers or administrative receivers by the Act and the Insolvency Act 1986 (as the case may be) shall apply to the Security, unless they are expressly or impliedly excluded. If there is ambiguity or conflict between the powers contained in those acts and those contained in this Deed, those contained in this Deed shall prevail.

10.4

The statutory power of sale and all other powers conferred by section 101 of the Act as varied and extended by Clause 10.1, together with all or any of the rights and powers conferred by this Deed on a Receiver, shall be immediately exercisable at any time while an Enforcement Event is subsisting without further notice to the Chargor.

10.5	The restrictions contained in sections 93 and 103 of the Act shall not apply to this Deed nor to any exercise by the Chargee of its right to consolidate mortgages or its power of sale.

10.6

A certificate in writing by an officer or agent of the Chargee that any power of sale or other disposal has arisen and is exercisable shall be, in the absence of manifest error, conclusive evidence of that fact in favour of a purchaser of all or any part of the Security Assets.

10.7	The Secured Liabilities may be enforced against the Chargor without having recourse to any other rights of the Chargee.

11.	Application of proceeds

11.1	Each payment made by the Chargor under this Deed shall be made in the manner in which payments are to be made by the Chargor under the Loan Agreement.

11.2	[Reserved]

11.3	Sections 109(6) and (8) of the Act shall not apply to a Receiver under this Deed.

11.4

Until the Secured Liabilities have been paid and discharged in full, the Chargor may place and keep (for such time as it shall determine) any money received, recovered or realised pursuant to this Deed or on account of the Chargor’s liability in respect of the Secured Liabilities in an interest bearing separate suspense account and the Receiver may retain the same for the period which it and the Chargee consider expedient without having any obligation to apply all or any part of that money in or towards discharge of the Secured Liabilities.

12.	Receiver

12.1

Except as provided in Clause 12.5, the Chargee may by writing (acting through an authorised officer of the Chargee) without notice to the Chargor appoint one or more persons to be Receiver of all or any part of the Security Assets (each such person being entitled to act individually as well as jointly and for all purposes deemed to be the agent of the Chargor) if:

(a)	the Chargor requests it;

(b)	an Enforcement Event is subsisting; or

(c)	a petition or application is presented for the making of an administration order in relation to the Chargor.

12.2

Each Receiver appointed under this Deed shall have all the powers conferred by the Act on mortgagees and receivers appointed under the Act (except that section 103 of the Act does not apply), so that the powers set out in schedule 1 to the Insolvency Act 1986 shall extend to every Receiver, whether or not such person is an administrative receiver. In addition, notwithstanding any liquidation of the Chargor, each Receiver shall have power to:

(a)

exercise all rights, powers, obligations, remedies and authorities conferred on the Chargee under this Deed, but only following a written notification from either the Receiver or the Chargee to the Chargor;

(b)	redeem any prior security on or relating to the Security Assets and settle and pass the accounts of the person entitled to that prior security,

so that any accounts settled and passed shall (subject to any manifest error) be conclusive and binding on the Chargor and the money so paid shall be deemed to be an expense properly incurred by the Receiver;

(c)	settle any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Chargor or relating to all or any part of the Security Assets; and

(d)

do all other acts and things (including signing and executing all documents and deeds) as the Receiver considers to be incidental or conclusive to any of the matters or powers in this Deed, or otherwise incidental or conducive to the preservation, improvement or realisation of all or any part of the Security Assets, and in each case it shall be entitled to use the name of the Chargor and exercise the relevant power in any manner which it thinks fit.

12.3	Any appointment made by the Chargee under Clause 12.1 may be by Deed, under seal or in writing under its hand.

12.4	Except as provided in Clause 12.5, any restriction imposed by law on the right of a mortgagee to appoint a Receiver (including under section 109(1) of the Act) does not apply to this Deed.

12.5

The Chargee shall not be entitled to appoint a Receiver solely as a result of the obtaining of a moratorium (or anything done with a view to obtaining a moratorium) under the Insolvency Act 2000 except with the leave of the court.

12.6

The Chargee may by notice remove from time to time any Receiver (subject to the provisions of section 45 of the Insolvency Act 1986 in the case of an administrative receivership) and, whenever it may deem appropriate appoint a new Receiver in the place of any Receiver whose appointment was terminated for whatever reason.

13.	Currency

13.1

All monies received or held by the Chargee or any Receiver under this Deed may be converted into any other currency which the Chargee considers necessary to cover the Secured Liabilities in that other currency at the Chargee’s spot rate of exchange then prevailing for purchasing that other currency with the existing currency.

13.2

No payment to the Chargee (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the Chargor in respect of which it was made unless and until the Chargee has received payment in full in the currency in which the obligation or liability is payable or, if the currency of payment is not specified, was incurred. To the extent that the amount of any such payment shall on actual conversion into that currency fall short of that obligation or liability expressed in that currency, the Chargee shall have a further separate cause of action against the Chargor and shall be entitled to enforce the Security to recover the amount of the shortfall.

14.	Power of attorney

14.1

The Chargor irrevocably appoints the Chargee and each Receiver severally as its attorney to sign, execute, deliver and perfect on its behalf all deeds and documents (including any stock transfer forms and other instruments of transfer) and to do all acts and things necessary to:

(a)

carry out any obligation imposed on the Chargor under this Deed which the Chargor, seven Business Days after receipt of a notice from the Chargee of failure to carry out such obligation, continues to fail to carry out (including without limitation the execution and delivery of any deeds, charges, assignments or other security and any transfers of the Security Assets); or

(b)

exercise or delegate the exercise of all or any of the rights, powers and authorities conferred on the Chargee by or pursuant to this Deed or by law (including without limitation at any time while an Enforcement Event is subsisting the exercise of any right of a legal or beneficial owner of the Security Assets).

14.2	The Chargor shall ratify and confirm all deeds and documents executed and all acts and things done by the attorney in the proper exercise of that power of attorney.

15.	Assignment

15.1

Subject to Clause 15.2, the Chargor may not assign, transfer, charge or deal in any other manner with all or any of its rights or obligations under this Deed, or enter into any transaction that would result in all or any of those rights or obligations passing to another person without the prior written consent of the Chargee.

15.2

Optinuity Alliance Resources Corporation may act as the Borrower’s agent to do and perform on behalf of the Borrower any and every act and thing required or necessary to be done pursuant to the terms of this Deed. The Borrower shall remain solely responsible for compliance with its obligations under this Deed.

15.3	The Chargee may, subject to the terms of the Loan Agreement, assign or transfer all or any of its rights under this Deed at any time to any person, to the extent permitted by the Loan Documents.

16.	Protection of third parties

16.1	No purchaser or other person dealing with the Chargee or any Receiver shall be concerned to enquire:

(a)	whether all or any of the Secured Liabilities have become due or payable, or remain unpaid or undischarged;

(b)	whether any power exercised or purported to be exercised by it or him has become exercisable;

(c)	whether any money remains due on the Security;

(d)	as to the propriety or regularity of any of its or his actions; or

(e)	as to the application of any money paid to it or him.

16.2

In the absence of bad faith on the part of such purchaser or other person, such dealings shall be deemed, so far as regards the safety and protection of such purchaser or other person, to be within the powers conferred by this Deed and to be valid accordingly.

17.	Release of the Security

17.1

If the Chargee, acting reasonably, considers that any amount paid or credited to it is reasonably likely to be avoided, otherwise set aside or reduced by virtue of any bankruptcy, insolvency, liquidation or similar laws such amount shall not be considered to have been irrevocably paid for the purpose of this Deed.

17.2

Where any discharge, release or cancellation (whether in respect of this Deed, any other security or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided, reduced or refunded or which must be repaid on bankruptcy, liquidation or otherwise without limitation, this Deed and the liability of the Chargor under this Deed shall continue as if there had been no such discharge, release, cancellation or other arrangement.

17.3	The Security constituted by this Deed shall be automatically and irrevocably released and cancelled following the termination of the Security Period and all rights to the Security Assets shall revert to the Chargor. At such time the Chargee shall, at the cost of the Chargor, take such actions as the Chargor may reasonably request in order to evidence the release and cancellation of the Security.

17.4

Promptly following the release of the Security in accordance with this Clause 17, the Chargee shall, at the expense of the Chargor, return to the Chargor any share certificates, stock transfer forms and/or any other documents relating to the Security Assets deposited with it in accordance with Clause 3 of this Deed.

17.5	A certificate of the Chargee as to the amount of all or any part of the Secured Liabilities shall, as against the Chargor, be conclusive evidence of such amount in the absence of manifest error.

18.	Costs and expenses

18.1	All costs and expenses, including fees and disbursements of counsel, incurred in connection with preparing for, entering into and carrying out this Agreement and performing and consummating the transactions contemplated by this Agreement shall be paid by the Person incurring such costs and expenses.

18.2	All costs and expenses, including fees and disbursements of counsel, incurred in connection with the enforcement or protection of the Chargee’s rights (A) in connection with this Agreement, including its rights under this Section, or (B) in connection with the Loans, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, shall be paid by the Chargor.

19.	Notices

19.1	The Chargor shall, promptly on becoming aware of any of the same, notify the Chargee:

(a)	if any the representation or warranty set out in this Deed is or has become incorrect or misleading in any respect when made or deemed to be repeated; and

(b)	of any breach by it of any provision of this Deed.

19.2	Any notice or other communication given under this Deed shall be sufficiently given and effective if given in accordance with the provisions of the Loan Agreement

20.	Chargee as Trustee

This Deed is one of the Loan Documents. The Chargee is party to this Deed in its capacity as agent and trustee for and on behalf of itself and the Loan Agreement Secured Parties pursuant to the terms and conditions of the Loan Agreement. As between the Chargee and the Loan Agreement Secured Parties the terms and conditions of the Loan Agreement which apply to the Chargee under that agreement also apply to it as Chargee under this Deed.

20.1	Declaration of Trust

The Chargee declares that it shall hold the Security on trust for those entities which are from time to time Loan Agreement Secured Parties, to the extent that such Security purports to secure the Secured Liabilities.

20.2	Rights

The Chargee may rely on, exercise and be protected by the discretions, protections, powers and rights conferred on trustees, mortgagees or receivers under the Act, the Trustee Acts, the Trustee Investment Act 1962 and the Insolvency Act 1986.

20.3	Duties

Each of the parties agrees that the Chargee shall have only those duties, obligations and responsibilities expressly specified in this Deed or any other Loan Document (and no others shall be implied).

20.4	Conflicts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Chargee in relation to the trusts constituted by this Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Deed, the provisions of this Deed shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Deed shall constitute a restriction or exclusion for the purposes of that Act.

20.5	Resignation and Replacement

Any resignation or replacement of the Chargee or any appointment of a successor to the Chargee shall take effect in accordance with the provisions of the Loan Agreement save that no resignation of the Chargee as trustee hereunder shall take effect unless at least one other trustee has been appointed.

20.6	Winding up of Trust

If the Chargee, with the approval of the Lenders, determines that (a) all of the Secured Liabilities and all other obligations secured by this Deed have been fully and finally discharged and (b) none of the Loan Agreement Secured Parties is under any commitment, obligation or liability (whether actual or contingent) to make advances or provide other financial accommodation to the Chargor pursuant to the Loan Agreement, the trusts set out in this Deed shall be wound up. At that time the Chargee shall, at the request of and at the sole cost of the Chargor, release, without recourse or warranty, all of the Security then held by it and the rights of the Chargee under this Deed, at which time each of the Chargor and Chargee shall be released from its obligations under this Deed (save for those which arose prior to such winding-up).

20.7	Perpetuity Period

The perpetuity period for the trusts in this Deed is 125 years from the date of this Deed.

21.	Miscellaneous

21.1	Language

(a)	Any notice given under or in connection with this Deed must be in English.

(b)	This Deed is in the English language and if this Deed is translated into another language, the English language text shall prevail.

21.2	No partnership/agency

Nothing in this Deed is intended to or shall operate to create a partnership between the parties, or to authorise the Chargor to act as agent for the Chargee for any purpose.

21.3	Entire agreement

(a)

This Deed, and the documents referred to in it, constitute the entire agreement between the parties relating to the transactions contemplated by this Deed and supersede any previous agreement between the parties relating to such transactions.

(b)

Each party acknowledges that, in entering into this Deed, and the documents referred to in it, it is not relying on, and shall have no remedy in respect of, any statement, representation, warranty, undertaking or assurance of any nature whatsoever of any person (whether party to this Deed or not) other than as expressly set out in this Deed and the documents referred to in it. Each party waives all rights and remedies which, but for this Clause, it might otherwise have had in respect of any such statement, representation, warranty, undertaking or assurance. Nothing in this Clause shall limit or exclude any liability for fraud.

21.4	Variation

No variation, amendment or waiver of any right, remedy (whether arising under this Deed or under the general law) or any consent given under this Deed shall be valid unless it is in writing and signed by or on behalf of each party.

21.5	Invalidity and severance

(a)	If any provision of this Deed shall be found by any court or administrative body of competent jurisdiction to be illegal, invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Deed which shall remain in full force and effect.

(b)

If any provision of this Deed is so found to be or become illegal, invalid or unenforceable but would be valid or enforceable if some part of the provision were deleted, the provision in question shall apply with such modification(s) as may be necessary to make it valid and enforceable.

(c)

The parties shall, in the circumstances referred to in paragraph (a), and if paragraph (b) does not apply, attempt to substitute for any invalid or unenforceable provision a legal, valid and enforceable provision which achieves to the greatest extent possible the same effect as would have been achieved by the illegal, invalid or unenforceable provision. The obligations of the parties under any illegal, invalid or unenforceable provision of this Deed shall be suspended while an attempt at such substitution is made.

21.6	Counterparts

This Deed may be executed and delivered in any number of counterparts, each of which, when executed and delivered, shall be an original, and all of which together shall constitute one and the same deed.

21.7	Rights of third parties

A person who is not a party to this Deed may not enforce, or enjoy the benefit of, any term impliedly or expressly conferred by this Deed under the Contracts (Rights of Third Parties) Act 1999 save for a Receiver or attorney appointed under this Deed.

21.8	Perpetuity period

If the rule against perpetuities applies to any trust created by this Deed, the perpetuity period shall be 125 years (as specified by section 5(1) of the Perpetuities and Accumulations Act 2009).

22.	Governing law and jurisdiction

22.1	This Deed and any non-contractual obligations arising from or in connection with it or its subject matter shall be governed by and construed in accordance with English law.

22.2

The English courts shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed or any non-contractual obligations arising out of it or in connection with it or its subject matter and the parties submit to the exclusive jurisdiction of the English courts.

22.3

The Chargor irrevocably appoints the Company whose address is 6 Gracechurch Street, London, EC3V 0AT as its agent in England to receive on its behalf service of any proceedings arising in connection with this Deed.

22.4

The Chargee irrevocably appoints the Company whose address is 4th Floor, 6 Gracechurch Street, London, EC3V 0AT as its agent in England to receive on its behalf service of any proceedings arising in connection with this Deed.

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IN WITNESS of which this share charge has been executed as a deed and has been delivered on the date stated at the beginning of this Deed.

Executed as a deed by MBIA	)	/s/ C. Edward Chaplin
INSURANCE CORPORATION	)	Name: C. Edward Chaplin
	)	Title: Chief Financial Officer

Executed as a deed by BLUE	)	/s/ Neil A. Cotty
RIDGE INVESTMENTS, L.L.C.	)	Name: Neil A. Cotty
	)	Title: Executive Vice President

SCHEDULE 1

DETAILS OF CHARGED SHARES

Chargor	Name of Charged Company	Class of shares held	Number of shares held	Percentage of shares charged	Number of shares charged
MBIA Insurance Corporation	MBIA UK (Holdings) Limited	Ordinary shares	4,666,667	65%	3,033,334